EXHIBIT 10.11
                   AGREEMENT OF PURCHASE AND SALE OF ASSETS
                      OF WESTERN INTERNATIONAL UNIVERSITY


     THIS AGREEMENT is entered into on June 30, 1995, by and between WESTERN INTERNATIONAL UNIVERSITY, an Arizona non-profit corporation ("Seller"); and APOLLO INTERNATIONAL EDUCATION CORPORATION, an Arizona corporation ("Purchaser").
          In consideration of the terms and conditions contained herein, Purchaser and Seller each hereby agree as follows:


ARTICLE 1 - PURCHASE AND SALE OF ASSETS

1.1  Purchase and Sale of Assets --------------------------------------------

  Subject to the terms and conditions of this Agreement, Seller shall sell, transfer, assign, and deliver to Purchaser, and Purchaser shall purchase from Seller all of Seller's right, title, and interest in and to the assets and property of Seller described herein that relate to or are used directly or indirectly in the operation of Western International University (the "Business"), whether tangible, intangible, real, personal, or mixed and wherever located including, but not limited to, those items described on
Schedule 1.1 hereto, but only the contracts listed on Schedule 1.1:

  (a) All accounts receivable, notes, and evidences of indebtedness, including accounts no longer carried on Seller's balance sheet;

  (b)  The furniture, fixtures, equipment, and other goods;

  (c) The inventory, including but not limited to, supplies and materials;

  (d)  The fixtures contained in the buildings used in the Business;

  (e) All title, claims, and rights under contracts, including agreements with students, but only as specified in Schedule 1.1 hereto;

  (f) All copyrights, service marks, trademarks, trade names, trade secrets, patents, patent applications, licenses, permits, royalty rights, deposits, and rights and claims to refunds and adjustments of any kind;

  (g) All securities, notes, bank accounts (including the Barclays bank account), certificates of deposit, and bonds;

  (h)  Goodwill;

  (i) All prepaid items and deposits, including but not limited to, insurance (except for Seller's rights under the Educators Legal Liability Policy No. 524-213137-8 and Policy No. 524-186996-4), including any cash surrender value thereof, prepaid expenses (except for up to $17,079.43 in Seller's trust account at Ryley, Carlock & Applewhite), and prepaid rent;

  (j) The books, files, records, and accounting systems, including but not limited to, computer hardware and related software or embodiments;

  (k) All learning resources, library, curriculum, and other educational program materials and resources ("Learning Resources");

  (l) Any additional items of tangible property used or owned by Seller which are not included above and the items of property listed on
       Schedule 2.6;

  (m) The accreditation of Seller by the Commission on Institutions of Higher Education of the North Central Association of Colleges and Schools; and

  (n)  The name "Western International University."

  For purposes of this Agreement, all of the property and assets described in this Section 1.1 shall be referred to collectively as "Purchased Assets."

  Such sale shall be made free and clear of all liabilities, obligations, and encumbrances except those liabilities obligations, and encumbrances specifically assumed by Purchaser under Section 1.2 hereof.

1.2  Liabilities ------------------------------------------------------------

  On the Closing Date (as hereinafter defined), in partial consideration of the transfer to the Purchaser of the Purchased Assets, Purchaser shall assume and pay or discharge only those liabilities (the "Assumed Liabilities") of Seller described on Schedule 1.2 hereto as they exist on the Closing Date and only up to the amounts indicated on Schedule 1.2. Except for the Assumed Liabilities, which include liabilities that may be established to have arisen out of Seller's administration of student financial assistance programs under Title IV of the Higher Education Act, as amended, prior to the Closing Date, Purchaser does not assume and shall not be liable for any of the obligations or liabilities of Seller of any kind or nature, including, but not limited to, any liability under those certain leases with Glengall Bridge Limited and with Rank Leasing.

1.3  Purchase Price ---------------------------------------------------------

  The total purchase price for the Purchased Assets is the total of (a)
the Assumed Liabilities, (b) $101,600,   satisfaction of Seller's obligations
to World Universities, Inc., and (d) satisfaction of Seller's secured obligations to Apollo Group, Inc. pursuant to one or more promissory notes in the aggregate principal amount of $125,000, plus accrued interest.

1.4  Payment of Purchase Price ----------------------------------------------

  Subject to the terms hereof, the total purchase price for the Purchased Assets shall be paid by Purchaser at the Closing as follows:

  (a) A certified or bank cashier's check, payable to the order of Seller, in the amount of $101,600;

  (b)  Assumption of the Assumed Liabilities pursuant to Section 1.2;

  (c)  Satisfaction of Seller's obligations to World Universities, Inc.;
       and

  (d) Satisfaction of Seller's secured obligations to Apollo Group, Inc. pursuant to one or more promissory notes in the aggregate principal amount of $125,000, plus accrued interest.

  Immediately after the Closing, Seller shall pay approximately $40,308 of the amount provided to Seller pursuant to Section 1.4(a) to TIAA-CREF as a contribution for the benefit of Seller's employees.

1.5  Allocation of Purchase Price -------------------------------------------

  Each of the parties agrees to report this transaction for federal tax purposes in accordance with the purchase price calculation of Section 1.3 and in accordance with the Form 8594, Asset Acquisition Statement, to be provided by Purchaser to Seller after the Closing Date. The $101,600 paid in cash and any excess of Assumed Liabilities over the net book value of the Purchased Assets, on the Closing Date of the Purchased Assets, calculated in accordance with generally accepted accounting principles, shall be treated as goodwill value.

1.6  Taxes ------------------------------------------------------------------

  Seller shall pay all sales and use taxes arising out of the transfer of the assets and shall pay its portion, prorated as of the Closing Date, of state and local real and personal property taxes, except as may be specifically listed on Schedule 1.2. Purchaser shall not be responsible for any payroll, excise, income, business, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the Closing Date, except as may be specifically listed on Schedule 1.2.

1.7  Transfer Fees ----------------------------------------------------------

  Seller shall pay any and all transfer and assumption fees and expenses relating to the sale of the assets by Seller to Purchaser.


ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF SELLER

2.1  Representations and Warranties of Seller -------------------------------

  Seller represents, warrants, and agrees as follows:

2.2  Organization and Existence ---------------------------------------------

  Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona with all requisite corporate power to carry on its business as now conducted. The Seller is not qualified to do business as a foreign corporation in any other jurisdiction, and the character and location of its assets and the nature of the Business do not require any such qualification.

2.3  Financial Statements ---------------------------------------------------

  Seller has delivered to Purchaser the audited balance sheets of Seller at August 31, 1994, and the related statements of income for the period then ended, together with the related notes thereto, as certified by the independent accountants for the Seller and the unaudited balance sheets of Seller at June 30, 1995, and the related statements of income for the period then ended (the "Financial Statements"). Except as set forth in Schedule

2.3 Seller's Financial Statements are complete and correct and in accordance with the books of account and records of Seller, and present fairly Seller's financial position. The aforementioned Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.

2.4  Subsidiaries -----------------------------------------------------------

  Except as disclosed on Schedule 2.4, Seller does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust, or other entity.

2.5  Absence of Certain Changes or Events -----------------------------------

  Except as disclosed on Schedule 2.5 attached hereto, since August 31, 1994, there has not been any:

  (a) Transaction by Seller except in the ordinary course of business as conducted on that date;

  (b) Material adverse change in the financial condition, liabilities, assets, business, or prospects of Seller;

  (c) Destruction, damage to, or loss of any material asset of Seller (whether or not covered by insurance);

  (d) Labor dispute or other event or condition of any character materially and adversely affecting the financial condition, Business, assets, or prospects of Seller;

  (e) Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by Seller;

  (f) Increase in the salary or other compensation payable or to become payable by Seller to any of its officers, trustees, or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by Seller, of a bonus or other additional salary or compensation to any such person;

  (g) Amendment or termination of any contract, agreement, or license to which Seller is a party, or by which it or any of its assets or properties are subject, except in the ordinary course of business;

  (h) Waiver or release of any right or claim of Seller, except in the ordinary course of business;

  (i) Declaration of or agreement to make any distribution of any assets of any kind whatsoever;

  (j) Citations, notices, or communications received for any violations of the Federal Occupational Safety and Health Act of 1970 or any rules or regulations promulgated thereunder, or any other act, law, rule or regulation of any other governmental agency;

  (k) Claim incurred for damages or alleged damages for actual or alleged negligence or other tort or breach of contract which is not fully covered by insurance underwritten by responsible insurers;
         (l)  Sales, transfers, disposals of or agreements to sell, transfer or otherwise dispose of any of the assets, properties or rights of Seller, except as incurred in the ordinary course of business consistent with the past practices of Seller;

  (m) Agreements entered into granting any preferential rights to purchase any of the assets, properties or rights (including management and control thereof), or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights (including management and control thereof);

  (n)  Sales or disposals of any capital assets; or

  (o) Agreement by Seller to do any of the things described in the preceding clauses (a) through (n).

2.6  Other Property ---------------------------------------------------------

  Attached hereto as Schedule 2.6 is a list describing and specifying the location of all of the Purchased Assets and such list constitutes all tangible personal property necessary for the conduct by Seller of the Business as it is now conducted, and such property is in good working order. Seller is the owner, beneficially and of record, of all of the Purchased Assets free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions, except as described in
Schedule 2.6 hereto.

2.7  Absence of Undisclosed Liabilities -------------------------------------

  Except as set forth in the Financial Statements or in any Schedule attached to this Agreement, Seller has not incurred, and none of its assets or properties are subject to, any liabilities or obligations (accrued, absolute, contingent, or otherwise including but not limited to accrued but not yet payable tax liabilities), whether or not such liabilities are normally shown or reflected on a balance sheet prepared in a manner consistent with generally accepted accounting principles, and Seller is not in default in respect of any term or condition of any indebtedness or liability. There are no facts in existence on the date hereof and known to Seller that might reasonably serve as the basis for any material liabilities or obligations of Seller not disclosed in this Agreement, the Financial Statements, or the Schedules attached to this Agreement.

2.8  Tax Matters ------------------------------------------------------------

  All federal, state, county, local and other taxes, including without limitation, income taxes, excise taxes, payroll taxes, corporate franchise taxes, sales, and ad valorem taxes, due and payable by Seller on or before the date of this Agreement have been paid, and Seller has filed on a timely basis all tax returns and reports required to be filed by it with all applicable taxing authorities and Seller does not expect any penalties to be assessed against it with respect to such returns and reports. Seller is responsible for filing all post-closing tax returns of Seller and for complying with all tax related audits and inquiries relating to Seller. No assessments or deficiencies have been made against Seller and no extensions of time are in effect for the assessment of deficiencies. Seller will not cause or voluntarily permit a change in any method of accounting for tax purposes during or applicable to its current tax year which would render inaccurate, misleading, or incomplete the information concerning taxes set forth in or referred to in this Section 2.8, or which would have an adverse effect on Seller for any period ending on or before the Closing Date.

2.9  Notes and Accounts Receivable ------------------------------------------

  Except to the extent collected since August 31, 1994, all notes and accounts receivable reflected on the Financial Statements are and will be (i) bona fide claims against debtors, and (ii) subject to no defenses, set-offs, or counterclaims. Additionally, Seller will provide to Purchaser at the Closing, a list of all notes and accounts receivable owed to Seller at such date.

2.10  Patents and Trademarks ------------------------------------------------

  Attached hereto as Schedule 2.10 is a complete list of all trademarks, trademark registrations or applications, service marks, patents, trade names, copyrights, or copyright registrations or applications used by Seller. No person owns any trademark, trademark registration or application, service mark, patent, trade name, copyright, or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of the Business or in connection with the performance of any contract to which Seller is a party.

2.11  Litigation ------------------------------------------------------------

  Except as set forth in Schedule 2.11 attached hereto, there are no claims, actions, lawsuits, proceedings, arbitration issues, unsettled worker's compensation claims, or investigations pending or threatened against or affecting Seller, the Business, or any of its assets or properties, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency, instrumentality, or unit. Seller is not subject to any continuing court or administrative order, writ, injunction, or decree applicable to it or to the Business, property, or its employees, and Seller is not in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal or other governmental department, commission, board, agency, instrumentality, or unit.

2.12  Compliance with Laws --------------------------------------------------

  Except as set forth in Schedule 2.12, Seller has complied in all respects with all applicable federal, state, municipal, and other political subdivision or governmental agency statutes, ordinances, and regulations. Performance of this Agreement will not (i) result in any breach of, constitute a default under, or result in the imposition of any lien or encumbrance on any of the Purchased Assets under any arrangement, agreement, or other instrument to which the Seller is a party or by which Seller is bound or affected; or (ii) violate the Articles of Incorporation or the Bylaws of the Seller. The Seller is not in violation of its Articles of Incorporation or Bylaws.

2.13  Employees -------------------------------------------------------------

  Attached hereto as Schedule 2.13 is a list of names, current annual rates of salary, bonus, employee benefits, accrued vacation times, sick pay, and other compensation of all the present officers, trustees, employees, and agents of Seller. The Seller has no employment agreements currently in effect.

2.14  Employee Benefit Plans ------------------------------------------------

  Except as set forth on Schedule 2.14 attached hereto, there are no pension, bonus, profit sharing, or employee benefit plans maintained by Seller or to which Seller contributes or is required to contribute. All such plans set forth on Schedule 2.14 hereto, and their related trusts, if any, comply with and have been administered in compliance with any applicable provisions of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), and all other applicable laws, rules, and regulations, and any necessary governmental approvals of the plans set forth on Schedule 2.14 hereto have been obtained. True and complete copies of the plans set forth on Schedule 2.14 hereto and reports filed with any governmental agency with respect thereto and the amount of contributions made by Seller to any such plans for the last three (3) fiscal years of Seller have been furnished to Purchaser by Seller.

2.15  Labor Matters ---------------------------------------------------------

  Seller is not a party to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands, or proposals that are pending or that have been conducted or made with or by any labor union or association, and there are no pending or threatened labor disputes, strikes, or work stoppages that may have a material or adverse effect upon Seller or the Business. Seller is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practices.

2.16  Brokers ---------------------------------------------------------------

  Seller is not a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against Seller for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution, or performance of this Agreement.

2.17  No Default ------------------------------------------------------------

  Except as may exist with respect to the items set forth on Schedule
2.17, there has been no default in any material respect, in any obligation to be performed by Seller under any contract, lease, agreement, commitment, or undertaking to which it is a party or by which it or its assets or properties are bound, nor has Seller waived any material right under any such contract, lease, agreement, commitment, or undertaking.

2.18  Transactions with Affiliated Parties ----------------------------------

  Attached hereto as Schedule 2.18 is a list and description of all transactions engaged in between Seller and any employee, officer, or trustee of Seller or any of their spouses or children, any employee, officer, or trustee (all such person being herein referred to collectively as "Affiliated Parties" and individually as "Affiliated Party").

2.19  Books and Records -----------------------------------------------------

  The books and records of account of the Seller are complete and correct and reflect a true record of all financial affairs of the Seller as prepared in the normal course of business through the date hereof, and the minute books and other records of Seller fairly reflect the meetings and proceedings of the Seller and its Board of Trustees.

2.20  Authority of Seller ---------------------------------------------------

  The execution, delivery, and performance by Seller of this Agreement has been fully authorized by the Board of Trustees of Seller, and no further corporate action is necessary on the part of Seller to make this Agreement valid and binding upon Seller in accordance with its terms, and Purchaser has received certified copies of all resolutions pertaining to such authorization.

2.21  Disclosure ------------------------------------------------------------

  Seller has not knowingly withheld from Purchaser any material facts relating to the Business or the Seller. No representation or warranty in this Agreement contains any untrue statement of a material fact required to make the statements herein contained not misleading or omits to state any material fact required to be stated herein or necessary to make the statements herein not misleading.

2.22  Insurance -------------------------------------------------------------

  Attached hereto as Schedule 2.22 is a list of all insurance policies currently in force with respect to the Seller, its assets and business. Such policies are in amounts and covering such losses and risks as set forth in
Schedule 2.22.

2.23  Students --------------------------------------------------------------

  Attached hereto as Schedule 2.23 is an accurate list setting forth for each student then enrolled and matriculated the name, matriculation date, and the net amount of tuition (if any) then owing (if tuition earned exceeds tuition paid) or prepaid (if tuition paid exceeds tuition earned).

2.24  Title to Purchased Assets ---------------------------------------------

  Except as set forth in Section 1.2, the Seller has good and marketable title to all of the Purchased Assets and all such Purchased Assets will be conveyed to Purchaser at the Closing free and clear of all liens and encumbrances.

2.25  Consents and Approvals ------------------------------------------------

  Except as set forth on Schedule 2.25, no authorizations, consents, or approvals of any third parties, including regulatory agencies, are required for the consummation of the transactions contemplated by this Agreement.

2.26  Contracts -------------------------------------------------------------

            Attached hereto as Schedule 2.26 is an accurate list of all material contracts and agreements to which the Seller is a party, or by which it, or any of its property is bound, which affect the Purchased Assets. Schedule
2.26 includes but is not limited to, leases, both real estate and equipment, joint venture or partnership agreements, student agreements, tuition pre-payment plans, escrow agreements, bonds, liens, pledges or other security agreements, employment or consulting contracts, bonus, pension, group insurance or similar employee benefit plans, advertising or public relations contracts, or license agreements. Except as disclosed on Schedule 2.26, all such contracts and agreements are in full force and effect. Except as disclosed on Schedule 2.26, the execution of this Agreement and the performance of the obligations hereunder will not violate or result in the breach or constitute a default under any of the terms or provisions of the agreements listed on Schedule 2.26.


ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.1  Representations and Warranties of Purchaser ----------------------------

        Purchaser represents, warrants, and agrees as follows:

3.2  Organization and Existence ---------------------------------------------

       Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona, and has all requisite corporate power to enter into and perform this Agreement and the transactions contemplated hereby.

3.3  Authority of Purchaser -------------------------------------------------

       The execution, delivery, and performance by Purchaser of this Agreement has been duly authorized by the Board of Directors of Purchaser, and no further corporate action is necessary on the part of Purchaser to make this Agreement valid and binding upon Purchaser in accordance with its terms, and Seller has received certified copies of all resolutions pertaining to such authorization.

3.4  Brokers ----------------------------------------------------------------

        Purchaser is not a party to or in any way obligated under any contract or other agreement and there are no outstanding claims against it for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution, or performance of this Agreement.


ARTICLE 4 - CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

4.1  Conditions -------------------------------------------------------------

        The obligations of Purchaser to purchase the Purchased Assets under this Agreement are subject to the satisfaction, at or before the Closing Date, of all the conditions set out below in this Article 4. Purchaser may waive any or all of these conditions in whole or in part without prior notice;
provided, however, that no such waiver of a condition shall constitute a waiver by Purchaser of any of its other rights or remedies, at law or in equity, if Seller shall be in default of any of its representations, warranties, or covenants under this Agreement.

4.2  Accuracy of Representations --------------------------------------------

       Except as otherwise permitted by this Agreement, all representations and warranties by Seller in this Agreement, or in any written statement delivered to Purchaser by Seller under this Agreement, shall be true on and as of the Closing Date as though made at that time.

4.3  Performance of Seller --------------------------------------------------

       Seller shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

4.4  Title IV Liability -----------------------------------------------------

       The audit currently being conducted by the Department of Education shall have been completed and shall have resulted in liability to the Department of Education under Title IV, Higher Education Act Programs of an amount not exceeding five hundred thousand dollars ($500,000).

4.5  Officers' Certificate --------------------------------------------------

       Purchaser shall have received a certificate, dated the Closing Date, signed and verified by Seller's Chairman of the Board of Directors certifying, in such detail as Purchaser and its counsel may reasonably request, that the conditions specified in Section 4.2, above, have been fulfilled.

4.6  Absence of Litigation --------------------------------------------------

       No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

4.7  [Intentionally Omitted]

4.8  Consents ---------------------------------------------------------------

       All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained.

4.9  Approval of Documents --------------------------------------------------

       The form and substance of all certificates, instruments, opinions, and other documents delivered to Purchaser under this Agreement shall be satisfactory in all respects to Purchaser and its counsel.

4.10  Opinion of Counsel ----------------------------------------------------

       Seller shall have delivered to Purchaser an opinion of counsel to Purchaser, dated as of the Closing Date, in form and substance satisfactory to Purchaser, which opinion shall include a successor liability opinion.

4.11  Audited Financial Statements ------------------------------------------

       [Intentionally Omitted].

4.12  Facilities ------------------------------------------------------------

       Purchaser shall have made arrangements satisfactory to it with respect to the lease of space for the Business in Phoenix, Arizona and with respect to the operation of the Business at Ft. Huachuca, Arizona.

4.13  World Universities, Inc. ----------------------------------------------

       Purchaser shall have acquired from World Universities, Inc. the obligation of Seller to World Universities, Inc.

4.14  Corporate Name --------------------------------------------------------

       Seller shall have provided Purchaser with all documents required by law to effect the change of Seller's corporate name to a name not similar to Western International University and shall have provided Purchaser a consent to use a similar name executed by Western International University Endowment Foundation.


ARTICLE 5 - CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

5.1  Conditions -------------------------------------------------------------

       The obligations of Seller to sell and transfer the assets under this Agreement are subject to the satisfaction, at or before the Closing Date, of all the following conditions of this Article 5. Seller may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any of its other rights or remedies, at law or in equity, if Purchaser shall be in default in any of its representations, warranties, or covenants under this Agreement.

5.2  Purchaser's Warranties -------------------------------------------------

       All representations and warranties by Purchaser contained in this Agreement or in any written statement delivered by Purchaser under this Agreement shall be true on and as of the Closing Date as though made as of that date.

5.3  Performance of Purchaser -----------------------------------------------

       Purchaser shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by it on or before the Closing Date.

5.4  Opinion of Counsel -----------------------------------------------------

       Purchaser shall have delivered to Seller an opinion of counsel to Seller, dated as of the Closing Date, in form and substance satisfactory to Seller.

5.5  Releases ---------------------------------------------------------------

       Purchaser shall have received (a) mutual releases from World Universities, Inc. and Dr. and Mrs. Ronald Bauer; and (b) a release from NPHP
Investments Limited Partnership.   ARTICLE 1

       ARTICLE 6 - THE CLOSING

6.1  Closing ----------------------------------------------------------------

            The Closing with respect to the transaction contemplated by this Agreement (the "Closing" or "Closing Date") shall be held on July _____, 1995, at 4:00 p.m. at the offices of Seller, or at such other time and date as may be mutually agreed to by the parties.

6.2  Seller's Obligations ---------------------------------------------------

       At the Closing, Seller shall deliver to Purchaser the following:

       (a) Instruments of transfer transferring to Purchaser all of Seller's rights, title, and interest in and to the Purchased Assets, all in form and substance satisfactory to Purchaser;

       (b) All books, records, and other data relating to the Business (other than its corporate records);

       (c) Instruments of assignment and transfer of all other Purchased Assets of every kind and description and wherever situated;

       (d)  Certified resolutions as provided for in Section 2.20 hereof;

       (e)  Evidence of the satisfaction of all requirements of Section 4;

       (f) All documents required by law to effect the change of Seller's name to a name not similar to Western International University and a consent to use a similar name executed by Western International University Endowment Foundation; and

       (g) All audited financial statements, tax returns, including sales tax returns and property tax returns for the past three (3) years.

       Seller, at any time before or after the Closing, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents and instruments of transfer, reasonably requested by Purchaser, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Purchaser, for the purpose of assigning, transferring, granting, conveying, and confirming to Purchaser, or reducing to possession, any or all property to be conveyed and transferred by this Agreement. If requested by Purchaser, Seller further agrees to prosecute or otherwise enforce in its own name for the benefit of Purchaser, any claims, rights, or benefits that are transferred to Purchaser by this Agreement and that require prosecution or enforcement in Seller's name. Any prosecution or enforcement of claims, rights, or benefits under this Section shall be solely at Purchaser's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Seller.

6.3  Purchaser's Obligations ------------------------------------------------

       At the Closing, Purchaser shall deliver to Seller the following:

       (a) Certified or bank cashiers' checks, aggregating $101,600 payable as provided in Section 1.4 hereof;

       (b)  Certified resolutions as provided in Section 3.3 hereof;

       (c) Cancellation of the debt acquired by Purchaser from World Universities, Inc.; and

       (d) Satisfaction of Seller's secured obligations to Apollo Group, Inc. pursuant to one or more promissory notes in the aggregate principal amount of $125,000, plus accrued interest.


ARTICLE 7 - POST CLOSING

7.1  Nature of Statements ---------------------------------------------------

       All statements contained herein, in any Schedule or Exhibit hereto, or in any certificate or other written instrument delivered by or on behalf of Seller or Purchaser pursuant to this Agreement, or in connection with the transactions contemplated hereby shall be deemed representations and warranties by Seller or Purchaser, as the case may be.

7.2  Survival of Representations and Warranties -----------------------------

       Regardless of any investigation at any time made by or on behalf of any party hereto, or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing.

7.3  Indemnification by Seller ----------------------------------------------

      Seller shall indemnify, defend, and hold harmless Purchaser and its successors and assigns from and against any and all claims, demands, obligations, liabilities, losses, costs, damages, and expenses, including interest, penalties, and reasonable attorneys' fees caused by or arising out of:

       (a) Any debt, liability, obligation, or lien of Seller with respect to any or all Purchased Assets or the Business except for the Assumed Liabilities set forth in Section 1.2;

       (b) Any breach or default in the performance by Seller of any covenant or agreement of Seller contained in this Agreement;

       (c) Any breach of warranty or inaccurate or erroneous representation made by Seller herein or in any Schedule or Exhibit hereto, or in any certificate or other instrument delivered by or on behalf of Seller pursuant hereto; or

       (d) Any liability arising out of any and all actions, suits, proceedings, claims, demands, judgments, costs, and expenses incident to any of the foregoing.

       Purchaser and its successors and assigns shall promptly notify Seller of any such liability, breach of warranty, inaccuracy, misrepresentation, or any other claim arising under the foregoing indemnification provision. Seller may contest and defend in good faith any claim of third parties covered by this Section, provided such contest is made without cost or prejudice to Purchaser, and provided that within thirty (30) days of Seller's receipt of notice of such claim Seller notifies Purchaser of its desire to defend and contest such claim.

       If Seller does not notify Purchaser of its desire to contest the claim, Seller shall reimburse Purchaser on demand for any payment actually made by Purchaser at any time after the Closing Date with respect to any liabilities, obligations, expenditures, or claims to which the foregoing indemnity relates.

7.4  Indemnification by Purchaser -------------------------------------------

       Purchaser agrees to indemnify and hold harmless Seller against, and in respect of, any and all claims, losses, expenses, costs, obligations, and liabilities Seller may incur by reason of Purchaser's breach of or failure to perform any of its warranties, commitments, or covenants in this Agreement, or by reason of any act or omission of Purchaser, or any of its successors or assigns, after the Closing Date, that constitutes a breach or default under, or a failure to perform any obligation, duty, or liability of Seller under any loan agreement, lease, contract, order, or other agreement to which it is a party or by which it is bound at the Closing Date, but only to the extent to which Purchaser expressly assumes these obligations, duties, and liabilities under this Agreement.

7.5  Student Records --------------------------------------------------------

       After the Closing, Purchaser shall retain and maintain the student records provided to Purchaser by Seller for a reasonable period of time and in a manner consistent with Purchaser's current document retention policies.


ARTICLE 8 - MISCELLANEOUS

8.1  Expenses ---------------------------------------------------------------

       Seller and Purchaser shall each pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement and the consummation of the transactions contemplated hereby.

8.2  Notices ----------------------------------------------------------------

      All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed first class certified mail, postage prepaid, if addressed as follows:

            (a)  If to Seller, to:

                                     John Blair
                                     P.O. Box 5008
                                     Carefree, AZ 85377

            (b)  If to Purchaser, to:

                                     William H. Gibbs
                                     4615 East Elwood Street
                                     P.O. Box 52069
                                     Phoenix, AZ  85072-2069

         Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

8.3  Costs ------------------------------------------------------------------

       If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

8.4  Assignment -------------------------------------------------------------

       This Agreement may not be assigned by any party hereto without the consent of the other party hereto.

8.5  Section and Paragraph Headings -----------------------------------------

       The Article and Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.6  Amendment --------------------------------------------------------------

       This Agreement may be amended only by an instrument in writing executed by all parties hereto.

8.7  Entire Agreement -------------------------------------------------------

       This Agreement and the Schedules, Exhibits, certificates, and documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof. All Schedules and Exhibits attached to this Agreement are deemed to be fully incorporated herein by this reference for all purposes, as though fully set forth at length herein.

8.8  Counterparts -----------------------------------------------------------

       This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

8.9  Governing Law ----------------------------------------------------------

       This Agreement shall be construed in accordance with, and governed by, the laws of the State of Arizona.

8.10  Schedules -------------------------------------------------------------

      Seller and Purchaser acknowledge that the Schedules originally attached hereto may not be complete. Accordingly, Seller and Purchaser agree to work together to supplement and revise the Schedules and to agree on final Schedules prior to the Closing Date.

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the 30th day of June, 1995.

SELLER:                              PURCHASER:

WESTERN INTERNATIONAL UNIVERSITY     APOLLO INTERNATIONAL EDUCATION
                                               CORPORATION

By:     /s/ John Blair               By:   /s/ John G. Sperling
-------------------------------      -------------------------------
           Chairman                             Chairman